EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian C. Faith, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended January 2, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Brian C. Faith
Date:	March 22, 2022
Name:	Brian C. Faith
Title:	President and Chief Executive Officer

I, Elias Nader, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended January 2, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Elias Nader
Date:	March 22, 2022
Name:	Elias Nader
Title:	Chief Financial Officer and SVP, Finance